FOR IMMEDIATE RELEASE

BOSTON SCIENTIFIC ANNOUNCES RESULTS FOR THIRD QUARTER 2020

Marlborough, Mass. (October 28, 2020) -- Boston Scientific Corporation (NYSE: BSX) generated sales of $2.659 billion during the third quarter of 2020. This represents a decline of (1.8) percent on a reported basis, (2.5) percent on an operational1 basis and (5.7) percent on an organic2 basis, all compared to the prior year period. The company reported a GAAP net loss available to common stockholders of $(169) million or $(0.12) per share (EPS), compared to GAAP net income of $126 million or $0.09 per share a year ago, and achieved adjusted EPS of $0.37 for the period, compared to $0.39 a year ago.

“We have a robust cadence of new product launches across our portfolio, and in the third quarter, we delivered strong sequential improvement in our financial performance,” said Mike Mahoney, chairman and chief executive officer, Boston Scientific. “I am grateful to our global team for their winning spirit and remain confident that our pipeline of products and services positions us well to continue delivering growth at the high end of our peer group.”

Third quarter financial results and recent developments:

•Included within organic sales results is a negative 230 basis point impact associated with the conversion of U.S. WATCHMAN™ customers to a consignment inventory model and transition to the next-generation WATCHMAN FLX™.

•Reported a GAAP net loss available to common stockholders of $(0.12) per share and achieved adjusted EPS of $0.37. The company had not provided third quarter sales and EPS guidance due to ongoing uncertainty associated with the scope and duration of the COVID-19 pandemic.
◦Included in adjusted EPS is a $(0.04) impact from WATCHMAN™ discussed above, offset by a $0.06 tax benefit3.

•Third quarter sales declined in each of our reportable segments5, compared to the prior year period:
◦MedSurg: (2.3) percent reported, (3.0) percent operational and (1.9) percent organic
◦Rhythm and Neuro: (3.0) percent reported, (3.9) percent operational and organic
◦Cardiovascular: (5.3) percent reported, (5.9) percent operational and (10.4) percent organic

•Generated third quarter regional6 sales growth/(declines), compared to the prior year period:
◦U.S.: (4.2) percent reported and operational
◦EMEA (Europe, Middle East and Africa): 0.8 percent reported and (2.9) percent operational
◦APAC (Asia-Pacific): (2.6) percent reported and (4.1) percent operational
◦Emerging Markets4: (10.3) percent reported and (7.1) percent operational

•Received FDA approval for the AVVIGO™ Guidance System, a tablet platform designed to provide ease of use and accuracy when utilizing fractional flow reserve wires during percutaneous coronary intervention procedures.

•Received FDA approval for the high bleeding risk indication for the SYNERGY™ and SYNERGY™ XD Bioabsorbable Polymer Drug-Eluting Stent Systems (excluding the recently launched 48 mm stent size).

•Obtained CE Mark and initiated a limited market release in Europe of the WaveWriter Alpha™ portfolio of spinal cord stimulator (SCS) systems, consisting of four full-body MRI conditional, Bluetooth-enabled devices to provide personalized treatment for chronic intractable pain.7

•Obtained CE Mark and initiated a limited market release in Europe of the fourth generation Vercise Genus™ Deep Brain Stimulation (DBS) System to treat the symptoms of Parkinson’s disease, essential tremor and dystonia by delivering precisely targeted electrical stimulation, with full-body MRI conditional and Bluetooth capabilities to better meet individuals’ specific needs.8

•Commenced the full global launch of the SpyGlass™ Discover Digital Catheter, the first single-use scope to enable physicians to take a single-stage approach to diagnostic and therapeutic procedures in the pancreaticobiliary system, including treating patients with bile duct stones.

•Initiated the U.S. launch of the SpaceOAR Vue™ Hydrogel, a next-generation hydrogel spacer that is designed to reduce the side effects of prostate radiation therapy, while providing clinicians with the added ability to view the spacer using computerized tomography (CT) scans instead of magnetic resonance imaging (MRI).

•Initiated the European launch of the ACURATE neo2™ Aortic Valve System, a new transcatheter aortic valve implantation platform designed to minimize paravalvular leaking and facilitate highly accurate positioning, for patients with aortic stenosis.

•Received a New Technology Add-on Payment (NTAP) designation from the U.S. Centers for Medicare and Medicaid Services for the Eluvia™ Drug-Eluting Vascular Stent System, developed for the treatment of PAD, providing eligible hospitals with incremental reimbursement for the Eluvia stent system. The NTAP designation is awarded to new medical devices determined to substantially improve the diagnosis or treatment of Medicare beneficiaries and went into effect on October 1, 2020.

•Announced an expanded investment and exclusive acquisition option agreement with Farapulse, Inc., a privately-held company developing a pulsed field ablation system for the treatment of atrial fibrillation (AFib) and other cardiac arrhythmias via the creation of a therapeutic electric field.

1. Operational revenue growth excludes the impact of foreign currency fluctuations.
2. Organic revenue growth excludes the impact of foreign currency fluctuations and net sales associated with our Q3 2019 acquisition of BTG plc (BTG) for the period prior to mid-August, for which there were no prior period net sales. Organic revenue growth also excludes the impact of the divestiture of our global embolic microspheres portfolio, a transaction entered into in connection with obtaining the antitrust clearances required to complete the BTG transaction, also for the period prior to mid-August, as well as prior period net sales associated with our intrauterine health franchise, which we divested in Q2 2020.
3. We recorded a $0.06 non-cash tax benefit due to the resolution of the IRS examination of our 2014 through 2016 tax years.
4. We define Emerging Markets as the 20 countries that we believe have strong growth potential based on their economic conditions, healthcare sectors and our global capabilities.
5. We have three historical reportable segments comprised of Medical Surgical (MedSurg), Rhythm and Neuro, and Cardiovascular, which represent an aggregation of our operating segments that generate revenues from the sale of medical devices (Medical Devices). As part of our acquisition of BTG on August 19, 2019, we acquired an Interventional Medicine business, which is now included in our Peripheral Interventions operating segment's revenues from the date of acquisition. We have revised amounts for the third quarter of 2019 to conform to the current year presentation..
6. As part of our acquisition of BTG on August 19, 2019, we acquired a specialty pharmaceuticals business (Specialty Pharmaceuticals). Subsequent to acquisition, Specialty Pharmaceuticals is now a stand-alone operating segment presented alongside our Medical Device reportable segments. We have revised amounts for the third quarter of 2019 to conform to the current year presentation. Specialty Pharmaceuticals net sales are substantially U.S. based. Our chief operating decision maker (CODM) reviews financial information of our globally managed Specialty Pharmaceuticals operating segment at the worldwide level without further disaggregation into regional results. As such, Specialty Pharmaceuticals net sales are presented globally, and our Medical Devices reportable segments regional net sales results do not include Specialty Pharmaceuticals.
7. The WaveWriter Alpha™ and WaveWriter Alpha™ Prime Spinal Cord Stimulator Systems provide safe access to full-body 1.5T MRI scans when used with specific components and exposed to the MRI environment under the defined conditions in the ImageReady™ MRI Full Body Guidelines for WaveWriter Alpha™ and WaveWriter Alpha™ Prime Spinal Cord Stimulator Systems.
8. 1.5 Tesla MRI conditional when all conditions of use are met.

Net sales for the third quarter by business and region:

			Change
	Three Months Ended September 30,		Reported Basis	Less: Impact of Foreign Currency Fluctuations	Operational Basis	Less: Impact of Recent Acquisitions / Divestitures	Organic Basis
(in millions)	2020	2019*

Endoscopy	$475	$486	(2.1)%	0.9%	(3.0)%	—%	(3.0)%
Urology and Pelvic Health	350	359	(2.6)%	0.4%	(3.0)%	(2.5)%	(0.5)%
MedSurg	825	845	(2.3)%	0.7%	(3.0)%	(1.1)%	(1.9)%
Cardiac Rhythm Management	465	478	(2.7)%	1.0%	(3.7)%	—%	(3.7)%
Electrophysiology	76	81	(6.0)%	1.5%	(7.5)%	—%	(7.5)%
Neuromodulation	216	222	(2.5)%	0.5%	(3.0)%	—%	(3.0)%
Rhythm and Neuro	757	780	(3.0)%	0.9%	(3.9)%	—%	(3.9)%
Interventional Cardiology	586	700	(16.3)%	0.5%	(16.8)%	—%	(16.8)%
Peripheral Interventions	416	358	16.1%	0.7%	15.4%	13.4%	2.0%
Cardiovascular	1,002	1,058	(5.3)%	0.6%	(5.9)%	4.5%	(10.4)%
Medical Devices[5]	2,584	2,684	(3.7)%	0.7%	(4.4)%	1.5%	(5.9)%
Specialty Pharmaceuticals[6]	74	23	n/a	n/a	n/a	n/a	11.0%
Net Sales	$2,659	$2,707	(1.8)%	0.7%	(2.5)%	3.2%	(5.7)%

*In the third quarter of 2019, we presented Interventional Medicine and Specialty Pharmaceuticals together as "BTG Acquisition" and outside of our operating and reportable segments net sales. Following the integration of BTG, we now include Interventional Medicine business within our Peripheral Interventions operating segment, within the Cardiovascular reportable segment. We present Specialty Pharmaceuticals business as a standalone operating segment alongside our reportable segments. We have revised amounts for the third quarter of 2019 to conform to the current year presentation.

			Change
	Three Months Ended September 30,		Reported Basis	Less: Impact of Foreign Currency Fluctuations	Operational Basis
(in millions)	2020	2019*

U.S.	$1,496	$1,561	(4.2)%	—%	(4.2)%
EMEA	540	535	0.8%	3.7%	(2.9)%
APAC	472	485	(2.6)%	1.5%	(4.1)%
Latin America and Canada	77	102	(24.3)%	(7.7)%	(16.6)%
Medical Devices[5]	2,584	2,684	(3.7)%	0.7%	(4.4)%
Specialty Pharmaceuticals[6]	74	23	n/a	n/a	n/a
Net Sales	$2,659	$2,707	(1.8)%	0.7%	(2.5)%

Emerging Markets[4]	$278	$310	(10.3)%	(3.2)%	(7.1)%

*In the third quarter of 2019, we presented Interventional Medicine and Specialty Pharmaceuticals together as "BTG Acquisition" and outside of our operating and reportable segments net sales. Following the integration of BTG, we now include Interventional Medicine business within our Peripheral Interventions operating segment, within the Cardiovascular reportable segment. We present Specialty Pharmaceuticals business as a standalone operating segment alongside our reportable segments. We have revised amounts for the third quarter of 2019 to conform to the current year presentation.

Amounts may not add due to rounding. Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

Sales growth rates that exclude the impact of foreign currency fluctuations and/or the impact of recent aforementioned acquisitions / divestitures are not prepared in accordance with U.S. GAAP.

Conference Call Information

Boston Scientific management will be discussing these results with analysts on a conference call today at 8:00 a.m. EDT. The company will webcast the call to interested parties through its website: www.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for approximately one year on the Boston Scientific website.

About Boston Scientific
Boston Scientific transforms lives through innovative medical solutions that improve the health of patients around the world.  As a global medical technology leader for 40 years, we advance science for life by providing a broad range of high performance solutions that address unmet patient needs and reduce the cost of healthcare. For more information, visit www.bostonscientific.com and connect on Twitter and Facebook.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "estimate," "intend" and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding our business plans and product performance, and the impact of the COVID-19 outbreak on the company's results of operations. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Factors that may cause such differences include, among other things: future economic, political, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; intellectual property; litigation; financial market conditions; and future business decisions made by us and our competitors. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this document.

Note: Amounts reported in millions within this press release are computed based on the amounts in thousands. As a result, the sum of the components reported in millions may not equal the total amount reported in millions due to rounding. Certain columns and rows within tables may not add due to the use of rounded numbers. Percentages presented are calculated from the underlying numbers in dollars.

Use of Non-GAAP Financial Information
A reconciliation of the company's non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the company's use of these non-GAAP financial measures, is included in the exhibits attached to this press release.

CONTACT:
Media:	Kate Haranis	Investors:	Susie Lisa, CFA
	508-683-6585 (office)		508-683-5565 (office)
	Media Relations		Investor Relations
	Boston Scientific Corporation		Boston Scientific Corporation
	kate.haranis@bsci.com		BSXInvestorRelations@bsci.com

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED GAAP RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
in millions, except per share data	2020	2019	2020	2019

Net sales	$2,659	$2,707	$7,204	$7,831
Cost of products sold	869	777	2,465	2,265
Gross profit	1,790	1,930	4,740	5,566

Operating expenses:
Selling, general and administrative expenses	984	1,012	2,760	2,849
Research and development expenses	315	306	857	866
Royalty expense	12	15	32	48
Amortization expense	197	178	595	498
Intangible asset impairment charges	219	—	452	105
Contingent consideration expense (benefit)	6	8	(102)	(9)
Restructuring charges (credits)	3	3	16	10
Litigation-related net charges (credits)	260	25	260	(108)
	1,995	1,547	4,870	4,258
Operating income (loss)	(205)	383	(130)	1,308

Other income (expense):
Interest expense	(86)	(95)	(265)	(294)
Other, net	64	(197)	9	(322)
Income (loss) before income taxes	(227)	91	(386)	693
Income tax expense (benefit)	(72)	(35)	(94)	(11)
Net income (loss)	$(155)	$126	$(292)	$704
Preferred stock dividends	(14)	—	(19)	—
Net income (loss) available to common stockholders	$(169)	$126	$(311)	$704

Net income (loss) per common share - basic	$(0.12)	$0.09	$(0.22)	$0.51
Net income (loss) per common share - assuming dilution	$(0.12)	$0.09	$(0.22)	$0.50

Weighted-average shares outstanding
Basic	1,430.9	1,393.1	1,413.0	1,390.6
Assuming dilution	1,430.9	1,412.2	1,413.0	1,409.7

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended September 30, 2020
(in millions, except per share data)	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Preferred Stock Dividends	Net Income (Loss) Available to Common Stockholders	Impact per Share (1)
Reported	$1,790	$1,995	$(205)	$(22)	$(227)	$(155)	$(14)	$(169)	$(0.12)
Non-GAAP adjustments:
Amortization expense	—	(197)	197	—	197	176	—	176	0.12
Intangible asset impairment charges	—	(219)	219	—	219	189	—	189	0.13
Acquisition / divestitures-related net charges (credits)	30	(90)	120	(9)	111	87	—	87	0.06
Restructuring and restructuring-related net charges (credits)	15	(8)	23	—	23	21	—	21	0.01
Litigation-related net charges (credits)	—	(260)	260	—	260	255	—	255	0.18
Investment impairment charges (credits)	—	—	—	(65)	(65)	(50)	—	(50)	(0.03)
EU MDR implementation costs	6	(2)	8	—	8	7	—	7	0.00
Deferred tax expenses (benefits)	—	—	—	—	—	18	—	18	0.01
Discrete tax items	—	—	—	—	—	(3)	—	(3)	(0.00)
Adjusted	$1,841	$1,220	$621	$(96)	$525	$543	$(14)	$530	$0.37

(1) For the three months ended September 30, 2020, the effect of assuming the conversion of Mandatory Convertible Preferred Stock (MCPS) into shares of common stock was anti-dilutive, and therefore excluded from the calculation of EPS. Accordingly, GAAP net loss and adjusted net income were reduced by cumulative Preferred stock dividends, as presented in our unaudited condensed consolidated statements of operations, for purposes of calculating EPS. We have assumed dilution of 13.6 million common stock equivalents related to employee stock options for all or a portion of the non-GAAP adjustments, which were anti-dilutive for GAAP purposes due to our net loss position.

	Three Months Ended September 30, 2019
(in millions, except per share data)	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Preferred Stock Dividends	Net Income (Loss) Available to Common Stockholders	Impact per Share (1)
Reported	$1,930	$1,547	$383	$(292)	$91	$126	$—	$126	$0.09
Non-GAAP adjustments:
Amortization expense	—	(178)	178	(2)	176	157	—	157	0.11
Intangible asset impairment charges	—	—	—	—	—	—	—	—	0.00
Acquisition-related net charges (credits)	28	(77)	105	199	304	236	—	236	0.17
Restructuring and restructuring-related net charges (credits)	9	(6)	14	—	14	12	—	12	0.01
Litigation-related net charges (credits)	—	(25)	25	—	25	19	—	19	0.01
Investment impairment charges	—	—	—	1	1	1	—	1	0.00
EU MDR implementation costs	2	—	2	—	2	2	—	2	0.00
Discrete tax items	—	—	—	—	—	(2)	—	(2)	0.00
Adjusted	$1,969	$1,262	$707	$(94)	$613	$550	$—	$550	$0.39

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER SHARE RECONCILIATIONS
(Unaudited)

	Nine Months Ended September 30, 2020
in millions, except per share data	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Preferred Stock Dividends	Net Income (Loss) Available to Common Stockholders	Impact per Share (1)
Reported	$4,740	$4,870	$(130)	$(256)	$(386)	$(292)	$(19)	$(311)	$(0.22)
Non-GAAP adjustments:
Amortization expense	—	(595)	595	—	595	533	—	533	0.38
Intangible asset impairment charges	—	(452)	452	—	452	384	—	384	0.27
Acquisition / divestitures-related net charges (credits)	97	(52)	149	(1)	148	100	—	100	0.07
Restructuring and restructuring-related net charges (credits)	47	(30)	77	—	77	66	—	66	0.05
Litigation-related net charges (credits)	—	(260)	260	—	260	255	—	255	0.18
Investment impairment charges (credits)	—	—	—	(65)	(65)	(50)	—	(50)	(0.04)
EU MDR implementation costs	14	(5)	20	—	20	17	—	17	0.01
Deferred tax expenses (benefits)	—	—	—	—	—	26	—	26	0.02
Discrete tax items	—	—	—	—	—	20	—	20	0.01
Adjusted	$4,898	$3,476	$1,422	$(322)	$1,100	$1,059	$(19)	$1,040	$0.73

(1) For the nine months ended September 30, 2020, the effect of assuming the conversion of Mandatory Convertible Preferred Stock (MCPS) into shares of common stock was anti-dilutive, and therefore excluded from the calculation of EPS. Accordingly, GAAP net loss and adjusted net income were reduced by cumulative Preferred stock dividends, as presented in our unaudited condensed consolidated statements of operations, for purposes of calculating EPS. We have assumed dilution of 14.1 million common stock equivalents related to employee stock options for all or a portion of the non-GAAP adjustments, which were anti-dilutive for GAAP purposes due to our net loss position.

	Nine Months Ended September 30, 2019
in millions, except per share data	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Preferred Stock Dividends	Net Income (Loss) Available to Common Stockholders	Impact per Share (1)
Reported	$5,566	$4,258	$1,308	$(615)	$693	$704	$—	$704	$0.50
Non-GAAP adjustments:
Amortization expense	—	(498)	498	—	498	444	—	444	0.31
Intangible asset impairment charges	—	(105)	105	—	105	97	—	97	0.07
Acquisition / divestitures-related net charges (credits)	60	(114)	174	331	505	391	—	391	0.28
Restructuring and restructuring-related net charges (credits)	18	(20)	38	—	38	31	—	31	0.02
Litigation-related net charges (credits)	—	108	(108)	—	(108)	(96)	—	(96)	(0.07)
Investment impairment charges (credits)	—	—	—	3	3	3	—	3	0.00
EU MDR implementation costs	2	—	2	—	2	2	—	2	0.00
Discrete tax items	—	—	—	—	—	16	—	16	0.01
Adjusted	$5,645	$3,629	$2,016	$(281)	$1,736	$1,590	$—	$1,590	$1.13

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

Use of Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented on a GAAP basis, we disclose certain non-GAAP financial measures, including adjusted net income (loss), adjusted net income (loss) available to common stockholders and adjusted net income (loss) per share (EPS) that exclude certain amounts, operational net sales, which exclude the impact of foreign currency fluctuations and organic net sales, which exclude the impact of foreign currency fluctuations and the impact of recent aforementioned acquisitions and divestitures. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures. Further, other companies may calculate these non-GAAP financial measures differently than we do, which may limit the usefulness of those measures for comparative purposes.

To calculate adjusted net income (loss), adjusted net income (loss) available to common stockholders and adjusted net income (loss) per share we exclude certain charges (credits) from GAAP net income and GAAP net income available to common stockholders. Amounts are presented after-tax at the company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Accounting Standards Codification section 740-270-30, "General Methodology and Use of Estimated Annual Effective Tax Rate." Please refer to Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations in our most recent Annual Report filed on Form 10-K filed with the Securities and Exchange Commission or any Quarterly Report on Form 10-Q that we file thereafter for an explanation of each of these adjustments and the reasons for excluding each item.

The GAAP financial measures most directly comparable to adjusted net income (loss), adjusted net income (loss) available to common stockholders and adjusted net income (loss) per share are GAAP net income (loss), GAAP net income (loss) available to common stockholders and GAAP net income (loss) per common share - assuming dilution, respectively.

To calculate operational net sales growth rates, which exclude the impact of foreign currency fluctuations, we convert actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period. To calculate organic net sales growth rates, we remove the impact of recent aforementioned acquisitions with no prior period related net sales from operational net sales. In addition, to calculate organic net sales growth rates, we remove from prior year, sales from product lines that we divested. The GAAP financial measure most directly comparable to operational net sales and organic net sales is net sales on a GAAP basis.

Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP financial measure are included in the accompanying schedules.

Management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP financial measures to further its understanding of the performance of our operating segments. The adjustments excluded from our non-GAAP financial measures are consistent with those excluded from our operating segments’ measures of net sales and profit or loss. These adjustments are excluded from the segment measures reported to our chief operating decision maker that are used to make operating decisions and assess performance.

We believe that presenting adjusted net income (loss) available to common stockholders, adjusted net income (loss) per share , operational net sales and organic net sales, in addition to the corresponding GAAP financial measures, provides investors greater transparency to the information used by management for its operational decision-making and allows investors to see our results “through the eyes” of management. We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance.